Exhibit 10.6

Execution Copy

LICENSE AGREEMENT

This License Agreement (the “AGREEMENT”) is made and executed effective this 28th day of July, 2008 (“EFFECTIVE DATE”), by and among HONEYWELL INTERNATIONAL INC., a Delaware corporation, acting through its HONEYWELL INTELLECTUAL PROPERTY INTERNATIONAL business unit (hereinafter “HONEYWELL”) and B/E Aerospace, Inc., a Delaware corporation (“LICENSEE” and together with HONEYWELL, the “PARTIES” and each a “PARTY”).

RECITALS

WHEREAS, HONEYWELL is now and has been engaged in the BUSINESS (as defined below);

WHEREAS, the PARTIES have entered into that certain STOCK AND ASSET PURCHASE AGREEMENT dated June 9, 2008 (“APA”) pursuant to which HONEYWELL has sold to LICENSEE certain assets related to the BUSINESS;

WHEREAS, HONEYWELL owns certain technical information, know-how, business data and intellectual property rights as more particularly described below that will not be sold to LICENSEE but that are related to the BUSINESS which it desires to license to LICENSEE;

WHEREAS, the PARTIES, simultaneously herewith, are entering into a Supply Agreement dated as of the EFFECTIVE DATE (the “SUPPLY AGREEMENT”), pursuant to which LICENSEE will have manufactured and sell the LICENSED PRODUCTS (as defined below) to HONEYWELL using such technical information, know-how, business data and intellectual property rights related to the BUSINESS and owned by HONEYWELL as more particularly described below; and

WHEREAS, LICENSEE desires to obtain a license from HONEYWELL to such technical information, know-how, business data and intellectual property rights to have manufactured, sell, have sold, import and distribute certain proprietary parts (“PARTS”) related to the BUSINESS.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreement of the PARTIES and the faithful performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Capitalized terms used and not otherwise defined herein shall have the meanings set forth below:

1.1.                                        “AFFILIATES” shall mean with respect to a PARTY, an entity that is controlling, controlled by or under common control with the PARTY; and “control” means (a) having the right to elect a majority of the directors, or (b) in the case of an entity that does not have directors, (i) having the right to elect or appoint a majority of the persons performing functions similar to directors, or (ii) by contract or otherwise having the right to control the management, policies and direction of the entity.

1.2.                                        “BUSINESS” shall have the meaning assigned to it in the APA.

1.3.                                        “EXCLUSIVE LICENSED PRODUCTS” shall mean, individually and collectively, the EXISTING EXCLUSIVE LICENSED PRODUCTS and any NEW LICENSED PRODUCTS.

1.4.                                        “EXISTING EXCLUSIVE LICENSED PRODUCTS” shall mean those PARTS identified on EXHIBIT B, as such exhibit may be amended by mutual agreement of the PARTIES.

1.5.                                        “EXISTING NON-EXCLUSIVE LICENSED PRODUCTS” shall mean those PARTS identified on EXHIBIT C, as such exhibit may be amended by mutual agreement of the PARTIES.

1.6.                                        “FORCE MAJEURE” shall mean that neither PARTY shall be in default for any delay or failure to perform hereunder due to causes beyond its control despite the exercise of all commercially reasonable efforts, and without its fault or negligence; provided, that any delay or failure to perform caused by the default of a supplier of LICENSEE at any lower-tier shall be excused only if (a) it is beyond the control of both LICENSEE and such supplier and without the fault or negligence of either, (b) the parts to be furnished are not attainable from other sources in sufficient time to permit LICENSEE to meet the delivery schedule, and (c) LICENSEE furnishes prompt written notice to HONEYWELL of the occurrence of any such cause that will or may delay LICENSEE’S performance; and that no delay or failure to perform shall be excused if it is caused by a labor strike, stoppage, slow-down or other labor dispute.  If delivery of any item is delayed by any excusable delay for more than forty-five (45) days, HONEYWELL may exercise any of its remedies in accordance with this AGREEMENT.

1.7.                                        “GROSS REVENUES” shall mean the gross revenues invoiced by and/or received by LICENSEE or its AFFILIATES or RESELLERS during the TERM for sales of the THIRD PARTY LICENSED PRODUCTS that are NEW LICENSED PRODUCTS.  GROSS REVENUES shall not include any revenues received by LICENSEE (or any of its AFFILIATES or RESELLERS) from transactions with its AFFILIATES where the NEW LICENSED PRODUCTS in question will be resold to an independent third party purchaser by the AFFILIATE and where the revenue received by the AFFILIATE from such sale is included in GROSS REVENUES.  GROSS REVENUES received by LICENSEE (or any of its AFFILIATES or RESELLERS) from transactions with an AFFILIATE of LICENSEE, where the NEW LICENSED PRODUCTS in question are used by the AFFILIATE solely for such AFFILIATE’S internal purposes, shall also be included in GROSS REVENUES at a price equal to the fair market value of such transfer(s).

1.8.                                        “HONEYWELL EXCLUSIVE PERIOD” shall mean the period of time commencing with the EFFECTIVE DATE and terminating upon the first to occur of:  (a) the expiration or termination of the SUPPLY AGREEMENT, or (b) the termination or suspension of any exclusivity period granted to LICENSEE under the SUPPLY AGREEMENT (subject to LICENSEE’S right to have any suspended exclusivity reinstated pursuant to the terms and conditions of the SUPPLY AGREEMENT, in which case the HONEYWELL EXCLUSIVE PERIOD shall also be reinstated).

1.9.                                        “HONEYWELL LICENSED PRODUCTS” shall mean the EXISTING EXCLUSIVE LICENSED PRODUCTS, EXISTING NON-EXCLUSIVE LICENSED PRODUCTS and NEW LICENSED PRODUCTS to be manufactured for HONEYWELL pursuant to this AGREEMENT and the SUPPLY AGREEMENT.  A current list of such HONEYWELL LICENSED PRODUCTS is attached hereto as EXHIBIT D, as such exhibit may be revised, updated and/or amended from time to time by the PARTIES during the TERM in accordance with Section 14.6 or the SUPPLY AGREEMENT.

1.10.                                 “IMPROVEMENTS” shall mean, individually and collectively, all discoveries, inventions, know-how, techniques, methodologies, modifications, improvements, works of authorship, designs and data and all proprietary rights therein or associated therewith (whether or not protectable under patent, copyright, trade secrecy or similar laws) relating to additions, enhancements, updates, alterations, modifications, derivative works or other changes to any TECHNOLOGY or to any of the LICENSED PRODUCTS made by or on behalf of HONEYWELL or LICENSEE.

1.11.                                 “INTELLECTUAL PROPERTY RIGHTS” shall mean all rights in, arising out of, or associated with:  (a) published and unpublished works of authorship, including without limitation audiovisual works, collective works, software, compilations, databases, derivative works, literary works, mask works, and sound recordings, including without limitation rights granted under the United States Copyright Act or similar foreign acts, (b) inventions and discoveries, whether or not patentable, including without limitation articles of manufacture, designs, business methods, compositions of matter, improvements, know-how, machines, methods, and processes and new uses for any of the preceding items, including without limitation rights granted under the United States Patent Act or similar foreign acts, (c) CONFIDENTIAL INFORMATION, including without limitation rights granted under the Uniform Trade Secrets Act or any applicable state or foreign statute, and (d) rights of attribution and integrity and other moral rights of an author.

1.12.                                 “LICENSED PRODUCTS” shall mean, individually and collectively, the EXCLUSIVE LICENSED PRODUCTS and the EXISTING NON-EXCLUSIVE LICENSED PRODUCTS.

1.13.                                 “NEW LICENSED PRODUCTS” shall mean PARTS (other than the EXISTING EXCLUSIVE LICENSED PRODUCTS or the EXISTING NON-EXCLUSIVE LICENSED PRODUCTS) for new products or for new product applications (a) that (i) are based on or otherwise use any or all of the TECHNOLOGY (including any IMPROVEMENTS) or INTELLECTUAL PROPERTY RIGHTS therein, or (ii) absent the licenses granted herein, would infringe or misappropriate any INTELLECTUAL PROPERTY RIGHTS of HONEYWELL, and (b) that are consistent with the type of products sold through, by or on behalf of the BUSINESS as of the EFFECTIVE DATE.  NEW LICENSED PRODUCTS will automatically be added to EXHIBIT F unless otherwise agreed to by both PARTIES.

1.14.                                 “PERSON” means any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or entity, and any government or department, agency or political subdivision thereof.

1.15.                                 “PRE-EXISTING AGREEMENTS” shall mean all license agreements and distribution agreements between HONEYWELL and any third party in effect prior to the EFFECTIVE DATE pursuant to which HONEYWELL has granted to such third party a license or distribution right to the EXISTING NON-EXCLUSIVE LICENSED PRODUCTS, and such agreements are identified on EXHIBIT G.  In the event that HONEYWELL becomes aware of any other pre-existing license or distribution agreement that it inadvertently failed to schedule on EXHIBIT G, it will promptly notify LICENSEE and amend EXHIBIT G accordingly and HONEYWELL will have no liability to LICENSEE with respect to any inadvertent failure to schedule any such agreement.

1.16.                                 “QUALIFYING CHANGE IN CONTROL” shall be deemed to occur when (a) with respect to LICENSEE, any transaction or series of related transactions occurs in which a QUALIFYING ENTITY would acquire, directly or indirectly, including pursuant to a sale of assets, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, more than fifty percent (50%) of the outstanding voting securities of LICENSEE or all or substantially all of the assets of LICENSEE, or (b) assignment or transfer is made by LICENSEE pursuant to Section 14.5 of this AGREEMENT to a QUALIFYING ENTITY.  LICENSEE will provide HONEYWELL with written notice of any QUALIFYING CHANGE OF CONTROL no later than five (5) days after the date that any binding agreement is executed in respect of any such QUALIFYING CHANGE IN CONTROL.

1.17.                                 “QUALIFYING ENTITY” means any entity listed in EXHIBIT H.

1.18.                                 “REGULATORY AUTHORITY” shall mean any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, including the Federal Aviation Administration (“FAA”) or any comparable foreign regulatory authority.

1.19.                                 “RESELLER” shall mean a third party appointed by LICENSEE to distribute the LICENSED PRODUCTS directly to end users, subject to the terms and conditions imposed by this AGREEMENT.

1.20.                                 “TECHNOLOGY” shall mean certain information, data, know-how, trade secrets, inventions, designs, drawings, specifications, manuals, and software (including source and object code) described on EXHIBIT A existing within HONEYWELL’S Aerospace division as of the EFFECTIVE DATE and related primarily to the manufacture of the LICENSED PRODUCTS, and all INTELLECTUAL PROPERTY RIGHTS therein.

1.21.                                 “TERM” shall have the meaning assigned to it in Section 11.1.

1.22.                                 “TERRITORY” shall mean the world.

1.23.                                 “THIRD PARTY EXCLUSIVE PERIOD” shall mean the period of time commencing with the EFFECTIVE DATE and terminating thirty (30) years after the EFFECTIVE DATE.

1.24.                                 “THIRD PARTY LICENSED PRODUCTS” shall mean the EXISTING EXCLUSIVE LICENSED PRODUCTS, EXISTING NON-EXCLUSIVE LICENSED PRODUCTS and NEW LICENSED PRODUCTS manufactured by or on behalf of LICENSEE for a third party pursuant to this AGREEMENT.  A list of such THIRD PARTY LICENSED PRODUCTS is attached hereto as EXHIBIT E, as such exhibit may be revised, updated and/or amended from time to time by the PARTIES during the TERM in accordance with Section 14.6.

ARTICLE 2.

GRANT OF LICENSE

2.1.                                        License Grant. For good and valuable consideration, including, without limitation, the consideration paid by LICENSEE to HONEYWELL pursuant to the APA, and subject to LICENSEE’S compliance with the terms and conditions of this AGREEMENT, HONEYWELL hereby grants to LICENSEE, and LICENSEE hereby accepts, the following:

(a)                                 a non-transferable and non-assignable (except as provided in Section 14.5), exclusive license, without the right to sublicense, within the TERRITORY (i) to use the TECHNOLOGY to have manufactured, sell, have sold, import and distribute the EXCLUSIVE LICENSED PRODUCTS, and (ii) to use, reproduce, copy, prepare derivative works and otherwise revise and modify the TECHNOLOGY to generate IMPROVEMENTS solely for the manufacture and support of the EXCLUSIVE LICENSED PRODUCTS, subject to the provisions of Section 3.4; and

(b)                                 a non-transferable and non-assignable (except as provided in Section 14.5), exclusive license (subject to the PRE-EXISTING AGREEMENTS), without the right to sublicense, within the TERRITORY (i) to use the TECHNOLOGY to have manufactured, sell, have sold, import and distribute the EXISTING NON-EXCLUSIVE LICENSED PRODUCTS; and (ii) use, reproduce, copy, prepare derivative works and otherwise revise and modify the TECHNOLOGY to generate IMPROVEMENTS solely for the manufacture and support of the EXISTING NON-EXCLUSIVE LICENSED PRODUCTS, subject to the provisions of Section 3.4.  For the avoidance of doubt, the foregoing license is exclusive, subject only to the PRE-EXISTING AGREEMENTS and accordingly,

HONEYWELL agrees not to (A) grant any new licenses to use the TECHNOLOGY in connection with the EXISTING NON-EXCLUSIVE LICENSED PRODUCTS to any PERSON, and (B) during the HONEYWELL EXCLUSIVE PERIOD, use the TECHNOLOGY itself in connection with the EXISTING NON-EXCLUSIVE LICENSED PRODUCTS.  HONEYWELL further agrees not to grant any renewal of, extend the term of or expand any of the rights granted in, the PRE-EXISTING AGREEMENTS, unless otherwise requested by LICENSEE; and

(c)                                  a non-transferable and non-assignable (except as provided in Section 14.5), non-exclusive license, without the right to sublicense, within the TERRITORY to access the data and specifications described on EXHIBIT A (which data and specifications are included in the TECHNOLOGY for purposes of this AGREEMENT) for the sole purpose of exercising LICENSEE’S right set forth in Section 2.1(a)(i) and (b)(i) above provided that LICENSEE complies and continues to comply at all times during the TERM with HONEYWELL’S requirements, procedures and certifications reasonably required by HONEYWELL for access to such TECHNOLOGY.  The PARTIES agree to work together in good faith to promptly establish the foregoing access rights for LICENSEE.  Nothing in this AGREEMENT shall prohibit or limit HONEYWELL’S ability to update or modify (including substituting alternate applications) the applications set forth on EXHIBIT A, Part II, provided that any such update or modification shall still allow LICENSEE to access the data and specifications included in the TECHNOLOGY licensed to LICENSEE hereunder.  LICENSEE will be responsible, at its sole cost and expense, for obtaining and maintaining any third party hardware or software that is necessary to access such data and specifications.

2.2.                                        Exclusivity.

(a)                                 Exclusive Periods.  The licenses granted in Sections 2.1(a) and 2.1(b) shall be exclusive (i) with respect to the HONEYWELL LICENSED PRODUCTS, until the expiration of the HONEYWELL EXCLUSIVE PERIOD, […***…].

(b)                                 […***…]

***CONFIDENTIAL TREATMENT REQUESTED

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2.3.                                        Third Party Negotiations.  Notwithstanding anything to the contrary herein, commencing […***…] of the HONEYWELL EXCLUSIVE PERIOD, […***…] in connection with the manufacture, sale, import and distribution of EXCLUSIVE LICENSED PRODUCTS in the TERRITORY; provided that no rights granted in such agreements with third parties shall be effective prior to the expiration of the HONEYWELL EXCLUSIVE PERIOD.

ARTICLE 3.

OWNERSHIP

3.1.                                        Ownership. Notwithstanding anything contained in this AGREEMENT to the contrary, HONEYWELL shall retain all ownership rights (including all INTELLECTUAL PROPERTY RIGHTS) in and to the TECHNOLOGY, including all IMPROVEMENTS thereto and all rights not expressly granted to LICENSEE hereunder are reserved to HONEYWELL, including but not limited to the rights to:  (a) enforce the TECHNOLOGY against third parties and collect damages awarded in any such enforcement action or settlement thereof, except as otherwise provided in Article 9 hereof, (b) use or grant licenses to the TECHNOLOGY to manufacture, have manufactured, sell, have sold, import and distribute products other than the LICENSED PRODUCTS, and (c) prosecute patents (or register or apply to register for any other INTELLECTUAL PROPERTY RIGHTS) in respect of the TECHNOLOGY.  From and after the EFFECTIVE DATE, HONEYWELL will use commercially reasonable efforts, at its expense, to (i) prosecute and maintain any registrations or applications issued by, filed with, or recorded by, any REGULATORY AUTHORITY with respect to the TECHNOLOGY, and (ii) to maintain the confidentiality of all CONFIDENTIAL INFORMATION within the TECHNOLOGY.  In the event of a breach of the foregoing (ii), HONEYWELL shall (A) use reasonable best efforts to cure such unauthorized disclosure of CONFIDENTIAL INFORMATION, and (B) take all reasonable precautions to prevent any such unauthorized disclosure in the future.  For the avoidance of doubt, HONEYWELL will not be obligated to prosecute any new registrations or applications before any REGULATORY AUTHORITY with respect to the TECHNOLOGY.  However, in the event HONEYWELL elects to prosecute any new registrations or applications before any REGULATORY AUTHORITY with respect to the TECHNOLOGY, it will use commercially reasonable efforts to prosecute and maintain such new registrations or applications.

3.2.                                        HONEYWELL Covenant to LICENSEE. Subject to the terms and conditions of this AGREEMENT, HONEYWELL covenants to LICENSEE not to assert any claims against LICENSEE, its RESELLERS, its manufacturers, suppliers or customers for infringement of any patent or other INTELLECTUAL PROPERTY RIGHTS of HONEYWELL’S, where such infringement results from or arises out of (a) LICENSEE having made, using, offering to sell, selling, exporting, importing or otherwise disposing of LICENSED

***CONFIDENTIAL TREATMENT REQUESTED

PRODUCTS in accordance with the terms and conditions of this AGREEMENT, or (b) LICENSEE’S marketing or advertising activities with respect to LICENSED PRODUCTS in accordance with the terms and conditions of this AGREEMENT.

3.3.                                        Covenant Restrictions.

(a)                                 Inadvertent Assertion.  The covenant set forth in Section 3.2 will not be deemed breached if HONEYWELL asserts a claim or sues without actual knowledge that the products that are the subject of such assertion are LICENSED PRODUCTS and are subject to this AGREEMENT, provided that HONEYWELL promptly retracts its assertion and/or dismisses any claim in any such lawsuit to the extent that LICENSEE reasonably demonstrates by written documentation that the covenant applies to such claim.

(b)                                 Limited Scope of Covenants.  Except as expressly provided herein, the covenant set forth in Section 3.2 above does not extend to the making, having made, using, offering to sell, selling, exporting, importing or otherwise disposing of products, unless such products are LICENSED PRODUCTS provided by or on behalf of LICENSEE in accordance with the terms and conditions of this AGREEMENT.

(c)                                  No Effect On Present NDAs.  The covenant set forth in Section 3.2 above is not intended to, and does not, amend, supersede or otherwise affect the PARTIES’ rights and duties under any non-disclosure agreements and confidential disclosure agreements between them that are in force on the EFFECTIVE DATE.

(d)                                 Survival of Covenant.  Notwithstanding anything in this AGREEMENT to the contrary, the covenant set forth in Section 3.2 shall survive any assignment of this AGREEMENT and shall apply to any subsequent purchaser or assignee of any INTELLECTUAL PROPERTY RIGHTS of HONEYWELL but shall apply only with respect to the INTELLECTUAL PROPERTY RIGHTS of HONEYWELL acquired by such purchaser or assignee.

3.4.                                        Improvements. Any IMPROVEMENTS to any TECHNOLOGY or to any of the LICENSED PRODUCTS conceived or created or reduced to practice or fixed in a tangible medium of expression during the TERM by:  (a) one or more REPRESENTATIVES of LICENSEE (or its AFFILIATES) (“LICENSEE IMPROVEMENTS”), or (b) one or more employees, consultants or sublicensees of HONEYWELL (or its AFFILIATES) will be the sole and exclusive property of HONEYWELL (“HONEYWELL IMPROVEMENTS”).  In the case of LICENSEE IMPROVEMENTS, LICENSEE shall and does hereby, irrevocably and unconditionally assign to HONEYWELL all right, title and interest in and to such LICENSEE IMPROVEMENTS.  LICENSEE will, without further consideration, take such further action and execute and deliver such further instruments in order to vest in HONEYWELL ownership of the LICENSEE IMPROVEMENTS.  For purposes of this AGREEMENT, all LICENSEE IMPROVEMENTS, and any HONEYWELL IMPROVEMENTS having application solely to the LICENSED PRODUCTS, will be automatically, and without further action on the part of LICENSEE, included in the definition of TECHNOLOGY and HONEYWELL hereby licenses such IMPROVEMENTS to LICENSEE in accordance with the terms and conditions set forth in Sections 2.1(a) and (b), as applicable.  LICENSEE hereby agrees that it shall not prosecute any patents related to the IMPROVEMENTS.

3.5.                                        Prior Approval. Any LICENSEE IMPROVEMENTS must be reviewed and expressly approved in writing by HONEYWELL prior to reducing the IMPROVEMENT to practice; and/or using or incorporating the IMPROVEMENT in or in connection with any LICENSED PRODUCT.

3.6.                                        Technology Transfer. HONEYWELL shall transfer or provide access to, as applicable, the TECHNOLOGY to LICENSEE as soon as practical after the EFFECTIVE DATE and provide related technical transfer assistance as more fully set forth in the TRANSITION SERVICES AGREEMENT between the PARTIES dated of even date herewith.

ARTICLE 4.

ROYALTIES

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***CONFIDENTIAL TREATMENT REQUESTED

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ARTICLE 5.

REPORTS AND RECORDS

5.1.                                        Reports.  LICENSEE shall, together with each payment of ROYALTIES, furnish HONEYWELL with a written report setting forth the following with respect to the period covered by such report: […***…]

5.2.                                        Recordkeeping.  LICENSEE shall maintain complete and accurate books of account and records containing all financial information relating to the ROYALTIES and all other amounts due and payable to HONEYWELL under this AGREEMENT.  Such books and records shall be maintained at LICENSEE’S principal place of business, or at such other office as LICENSEE shall notify HONEYWELL.

ARTICLE 6.

RIGHT TO AUDIT FACILITY AND RECORDS

6.1.                                        Audit and Inspection.  HONEYWELL, or its duly authorized agents, has the right upon reasonable notice and during normal business hours during the TERM of this AGREEMENT to visit LICENSEE and its AFFILIATES and RESELLERS and have

***CONFIDENTIAL TREATMENT REQUESTED

reasonable access to the inside and outside of LICENSEE’S and its AFFILIATES’ and RESELLERS’ facilities solely for the purpose of inspecting, observing and evaluating LICENSEE’S and its AFFILIATES’ and RESELLERS’ total performance under this AGREEMENT, including:  (a) compliance with all provisions of this AGREEMENT, (b) any noncompliance with the provisions of this AGREEMENT, (c) possession, access and control of HONEYWELL CONFIDENTIAL INFORMATION, (d) adherence to HONEYWELL’S quality assurance requirements including inspection inventory of the LICENSED PRODUCTS, work-in-process, raw materials to be used for any LICENSED PRODUCTS, production records, quality manuals and such other matters as may be pertinent to proper quality assurance of any LICENSED PRODUCTS, (e) books, records, people and reports to determine compliance with the terms of this AGREEMENT, (f) observing the manner and method of operating under this AGREEMENT, and (g) unauthorized access, use and control of HONEYWELL CONFIDENTIAL INFORMATION; provided, that HONEYWELL conducts the inspection, observation and evaluation in a manner that protects LICENSEE’S CONFIDENTIAL INFORMATION and does not disrupt LICENSEE’S operation of its business, including without limitation, abiding by LICENSEE’S reasonable procedures and policies regarding confidential information and execution of confidentiality agreements.

6.2.                                        Notice. Inspections shall occur no more than once per year and will take place no earlier […***…] after HONEYWELL notifies LICENSEE of HONEYWELL’S intent to conduct a facility audit provided, however, that HONEYWELL may carry out such inspection more than once per year if HONEYWELL reasonably believes that LICENSEE is not in compliance with LICENSEE’S obligations under this AGREEMENT.

6.3.                                        Reporting. LICENSEE will comply with the audit reporting requirements set forth in Article 5 “Reports and Records” of this AGREEMENT.

6.4.                                        Corrective Action.  LICENSEE shall use its commercially reasonable efforts to (a) immediately take such action as is required to correct any material deficiencies identified by HONEYWELL relating to the production of any LICENSED PRODUCTS, and (b) correct any non-material deficiencies identified by HONEYWELL relating to the production of any LICENSED PRODUCTS in a timely manner.  LICENSEE further agrees to use commercially reasonable efforts to provide such documentation or conduct such analyses as HONEYWELL may reasonably request in connection with any regulatory submission or audit.

6.5.                                        […***…]

***CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 7.

CONFIDENTIALITY

7.1.                                        Definition of CONFIDENTIAL INFORMATION.  As used in this AGREEMENT, “CONFIDENTIAL INFORMATION” shall mean (a) the terms and conditions of this AGREEMENT, excluding the existence of this AGREEMENT, and (b) all information, data and materials that either PARTY (the “RECEIVING PARTY”) obtains from the other (the “DISCLOSING PARTY”) under this AGREEMENT, including, without limitation, the TECHNOLOGY, (i) which is marked as confidential, or (ii) which the RECEIVING PARTY should reasonably know, by its nature or the manner of its disclosure, to be confidential that the RECEIVING PARTY may receive or have access to in connection with this AGREEMENT.  The RECEIVING PARTY acknowledges and agrees that (A) CONFIDENTIAL INFORMATION constitute valuable trade secrets of the DISCLOSING PARTY, and are not within the public domain, (B) the DISCLOSING PARTY has and shall retain exclusive (except as expressly provided herein) valuable property rights in and to CONFIDENTIAL INFORMATION, (C) CONFIDENTIAL INFORMATION shall remain valuable trade secrets proprietary to the DISCLOSING PARTY unless and until the DISCLOSING PARTY places CONFIDENTIAL INFORMATION in the public domain or authorizes placement of the CONFIDENTIAL INFORMATION in the public domain, and (D) but for this AGREEMENT, the RECEIVING PARTY would have no rights in or access to the CONFIDENTIAL INFORMATION.

7.2.                                        Exceptions.  Notwithstanding Section 7.1, CONFIDENTIAL INFORMATION does not include, or shall cease to include as appropriate, information (a) that is lawfully received free of restriction from another source that, to the RECEIVING PARTY’S knowledge or knowledge it should have, has the right to furnish such information, (b) after it has become generally available to the public by acts not attributable to the RECEIVING PARTY or its employees, subcontractors, consultants or advisors, or (c) which, at the time of disclosure to the RECEIVING PARTY, was known to the RECEIVING PARTY free of restriction. Only the specific information that meets such exclusions will be excluded, and not any other information that happens to appear in proximity to such excluded portions (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion).

7.3.                                        Confidentiality Obligations.  The RECEIVING PARTY shall not use the CONFIDENTIAL INFORMATION for any purpose except in performance of its obligations hereunder or to exercise the rights granted to it hereunder.  The RECEIVING PARTY shall maintain all CONFIDENTIAL INFORMATION in strict confidence.  The RECEIVING PARTY shall not, without the prior written consent of the DISCLOSING PARTY, disclose, in any manner or via any media whatsoever, any CONFIDENTIAL INFORMATION, other than to its employees, manufacturing agents, resellers, consultants and contractors (“REPRESENTATIVES”) (a) who have a specific need to know such CONFIDENTIAL INFORMATION in order to exercise the RECEIVING PARTY’S rights hereunder, (b) who are informed of the confidential nature of the CONFIDENTIAL INFORMATION, and (c) who agree in writing to act in accordance with and be bound by terms and conditions at least as restrictive as the terms and conditions herein regarding the safeguarding and disclosure of CONFIDENTIAL INFORMATION.  HONEYWELL shall have the right to disclose the existence and the terms of this AGREEMENT to potential purchasers or licensees of any INTELLECTUAL PROPERTY RIGHTS of HONEYWELL without the prior written consent of, or the requirement to provide notice to, LICENSEE.

7.4.                                        Required Disclosures.  Notwithstanding the foregoing, in the event disclosure of CONFIDENTIAL INFORMATION by the RECEIVING PARTY is mandated by applicable law, rule or regulation, or by an order of a court or governmental or law enforcement agency or other authority, each of competent jurisdiction, then (a) the RECEIVING PARTY will promptly notify the DISCLOSING PARTY of such requirement, provided that, such notice is not prohibited by a regulatory, law enforcement, other governmental authority or an order of court of competent jurisdiction, and (b) the RECEIVING PARTY shall use good faith efforts, in consultation with the DISCLOSING PARTY, to challenge such disclosure or, failing in such challenge, secure a protective order or other appropriate confidential treatment of the CONFIDENTIAL INFORMATION so disclosed. Any such required disclosure shall not alter the nature of the information so disclosed as CONFIDENTIAL INFORMATION for purposes of this AGREEMENT.

7.5.                                        Breaches.  The RECEIVING PARTY will be responsible for any breach of this Article 7 by any of its REPRESENTATIVES.  The RECEIVING PARTY shall notify the DISCLOSING PARTY immediately upon discovery of any unauthorized disclosure (inadvertent or otherwise) and shall, within thirty (30) days of such notice (a) use reasonable best efforts to cure such unauthorized disclosure of CONFIDENTIAL INFORMATION, (b) take all reasonable precautions to prevent any such unauthorized disclosure in the future, and (c) cooperate in good faith with the DISCLOSING PARTY to assist the DISCLOSING PARTY to regain possession of its CONFIDENTIAL INFORMATION and/or to prevent further unauthorized use or disclosure.

7.6.                                        Remedies.  The RECEIVING PARTY acknowledges and agrees that the violation of its obligations under this Article 7 would cause irreparable harm to the DISCLOSING PARTY, which harm may not be compensable solely by monetary damages, and that, therefore, in the event of an actual or threatened breach by the RECEIVING PARTY of this Article 7, the DISCLOSING PARTY shall be entitled to injunctive and other equitable relief, without the necessity of proving monetary damages or posting bond or other security.  Any such equitable relief granted shall be without limitation of or prejudice to any other rights and remedies as the DISCLOSING PARTY may have under this AGREEMENT.

ARTICLE 8.

REPRESENTATIONS AND WARRANTIES

8.1.                                        Mutual.  Each PARTY hereby represents, covenants and warrants to the other PARTY that:

(a)                                 it has the corporate power to enter into this AGREEMENT and to grant the rights and licenses granted herein and otherwise perform this AGREEMENT;

(b)                                 the entering into of this AGREEMENT will not (i) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets under its organizational documents, as amended to date, or any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement in which such PARTY is a party or by which it or any of its properties or assets is bound or affected;

(c)                                  when executed and delivered by it, this AGREEMENT will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with the provisions of this AGREEMENT; and

(d)                                 it shall perform its obligations under this AGREEMENT in compliance with all laws.

8.2.                                        HONEYWELL.  HONEYWELL represents and warrants that (a) to its knowledge, it owns all INTELLECTUAL PROPERTY RIGHTS in and to the TECHNOLOGY (excluding LICENSEE IMPROVEMENTS) or has the right to grant the rights granted herein, (b) to its knowledge, the TECHNOLOGY (excluding LICENSEE IMPROVEMENTS) is not subject to any lien, encumbrance, security interest, restriction, license or adverse claim of any nature, and (c) there is no legal action pending or, to its knowledge, threatened, against HONEYWELL that challenges the ownership of the TECHNOLOGY.

8.3.                                        DISCLAIMER.  EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, THE SUPPLY AGREEMENT OR THE APA, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY EXPRESSLY DISCLAIMS AND HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT WITH RESPECT TO THE TECHNOLOGY, IMPROVEMENTS, THE MARK (AS DEFINED IN SECTION 13.10 BELOW) AND THE LICENSED PRODUCTS.  EXCEPT AS TO ANY LIABILITY OR DAMAGES

ARISING FROM THE INDEMNITY OBLIGATIONS SET FORTH IN ARTICLE 10 OR BREACH OF THE CONFIDENTIALITY OBLIGATIONS AS SET FORTH IN ARTICLE 7, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF BUSINESS OPPORTUNITY, LOSS OF PROPERTY OR CAPITAL, OR OTHER DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT OR THE OPERATION OR USE OF THE TECHNOLOGY, IMPROVEMENTS, MARK AND THE LICENSED PRODUCTS, INCLUDING WITHOUT LIMITATION, THE INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS BY THE LICENSED PRODUCTS, DAMAGES ARISING FROM LOSS OF REVENUE OR PROFITS, FAILURE TO REALIZE SAVINGS OR OTHER BENEFITS, DAMAGE TO EQUIPMENT, THE USE OR INABILITY TO USE ANY TECHNOLOGY OR LICENSED PRODUCTS, REGARDLESS OF HOW SUCH LOSS OR DAMAGE MAY HAVE OCCURRED AND EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE TECHNOLOGY AND THE MARK ARE BEING DELIVERED TO LICENSEE AND LICENSEE IMPROVEMENTS ARE BEING PROVIDED TO HONEYWELL ON AN “AS IS” AND “WHERE IS” BASIS, SUBJECT TO ACTUAL AVAILABILITY, IN THE DATA FORMAT EXISTING AS OF THE EFFECTIVE DATE WHICH MAY INCLUDE, WITHOUT LIMITATION, PAPER AND ELECTRONIC FORMATS.

ARTICLE 9.

LITIGATION

9.1.                                        ENFORCEMENT BY HONEYWELL.  HONEYWELL shall take whatever steps it deems necessary or desirable to protect the TECHNOLOGY, including, without limitation, the filing, prosecution and defense and settlement of litigation, at its own expense; provided, however, that except as expressly set forth in Section 9.2, nothing in this AGREEMENT shall obligate HONEYWELL to assume any responsibility or liability respecting any action or possible action.  Each PARTY, upon receiving knowledge thereof, shall give the other PARTY notice of any and all threatened or actual claims, disputes, controversies, actions, lawsuits, proceedings, investigations, or the issuance of any order, writ, injunction, award, judgment or decree before or of any court, tribunal, arbitration panel, agency or governmental instrumentality against HONEYWELL, LICENSEE or a third party that is related to the TECHNOLOGY and/or the LICENSED PRODUCTS.  Such notice will not obligate HONEYWELL to take action on such information.  In the event HONEYWELL chooses to enforce its rights in the TECHNOLOGY, all costs and expenses of any such litigation shall be borne solely by HONEYWELL and all benefits, damages and settlement, shall be the sole property of HONEYWELL.  LICENSEE shall, at HONEYWELL’S expense, cooperate with and assist HONEYWELL and shall make available all evidence, information or particulars in its possession which might assist HONEYWELL in such defense.  HONEYWELL shall keep LICENSEE informed concerning the progress of such suit.

9.2.                                        ENFORCEMENT BY LICENSEE.  If HONEYWELL does not elect to enforce its rights in the TECHNOLOGY and/or defend any proceedings described in Section 9.1 within a […***…] by HONEYWELL of the aforesaid notice, LICENSEE may initiate an action in respect of the TECHNOLOGY and/or INTELLECTUAL PROPERTY RIGHTS therein, in its own name and entirely under its own direction and control as provided in this Section 9.2.  In the event LICENSEE requests that HONEYWELL enforce its rights in the TECHNOLOGY, within sixty (60) days from receiving such notice, HONEYWELL may either elect to do so, or require that LICENSEE bring such action in each case, at the sole cost and expense of LICENSEE.  In the event LICENSEE brings an action, HONEYWELL shall, at LICENSEE’S expense, cooperate with and assist LICENSEE (including being joined into such action if required) and shall make available all evidence, information or particulars in its possession which might assist LICENSEE in such defense.  All costs and expenses of any such litigation shall be borne solely by LICENSEE and all benefits, damages and settlement, shall be the sole property of LICENSEE; provided, however that any monies recovered that are attributable to infringement relating to INTELLECTUAL PROPERTY RIGHTS in the NEW LICENSED PRODUCTS (as opposed to EXISTING EXCLUSIVE LICENSED PRODUCTS or EXISTING NON-EXCLUSIVE LICENSED PRODUCTS) shall be treated as GROSS REVENUES and royalties in respect of such GROSS REVENUES shall be due to HONEYWELL.  LICENSEE shall keep HONEYWELL informed concerning the progress of such suit.  Notwithstanding the foregoing, LICENSEE shall not, under any circumstances, be permitted to initiate an action in respect of the TECHNOLOGY and/or INTELLECTUAL PROPERTY RIGHTS therein, in its own name and entirely under its own direction and control, or request that HONEYWELL enforce its rights in the TECHNOLOGY, (a) with respect to any EXISTING NON-EXCLUSIVE LICENSED PRODUCTS so long as the PRE-EXISTING AGREEMENTS are in effect, or (b) against any supplier, competitor or customer of HONEYWELL or any licensee or distributor under a PRE-EXISTING AGREEMENT (collectively, “PROTECTED PERSONS”) in the event such lawsuit will have a material adverse effect, as reasonably determined by HONEYWELL, on HONEYWELL or the operation of its businesses or its commercial relationships; provided, however that HONEYWELL acknowledges and agrees that PMA design houses are not PROTECTED PERSONS and manufacturers are not PROTECTED PERSONS unless they supply to HONEYWELL.

9.3.                                        […***…]

***CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 10.

[…***…]

***CONFIDENTIAL TREATMENT REQUESTED

[…***…]

ARTICLE 11.

TERM

11.1.                                 Term.  This AGREEMENT shall commence on the EFFECTIVE DATE and shall, unless earlier terminated in accordance with this AGREEMENT, continue in perpetuity (“TERM”).

11.2.                                 […***…]

11.3.                                 […***…]

***CONFIDENTIAL TREATMENT REQUESTED

[…***…]

11.4.                                 Return of Information.  For a period not to exceed six (6) months after the effective date of termination of this AGREEMENT, LICENSEE may retain any CONFIDENTIAL INFORMATION and the right to use such CONFIDENTIAL INFORMATION and TECHNOLOGY (and IMPROVEMENTS, as necessary) in accordance with the terms and conditions of this AGREEMENT for the sole purpose of transitioning the maintenance and support of LICENSED PRODUCTS distributed prior to the termination date to HONEYWELL or a third party designated by HONEYWELL.  After expiration of such six (6) month period, (a) the licenses granted in Section 2.1 shall immediately terminate, and (b) all notes, compilations, and other types of extracts that contain Confidential Information shall be destroyed by LICENSEE within the thirty (30) day period following any such termination and the destruction certified by an officer of LICENSEE in writing delivered to HONEYWELL within such thirty (30) day period.

ARTICLE 12.

INSURANCE

12.1.                                 Insurance.  LICENSEE will maintain and carry liability insurance which includes but is not limited to commercial general liability (including product liability and for services to be performed, completed operations liability) in a sum no […***…], automobile liability in a sum no […***…], workmen’s compensation in an amount no less than the applicable statutory minimum requirement and employer’s liability in an amount of no […***…], with insurance carriers acceptable to HONEYWELL.  LICENSEE will, if requested by HONEYWELL, furnish certificates of insurance from its carrier(s) on the foregoing coverages, which shall provide that such coverage shall not be changed without […***…] advance written notification to HONEYWELL from the carrier(s).

ARTICLE 13.

DESIGN AUTHORITY AND DIRECT SHIP AUTHORITY

13.1.                                 Design Authority.  HONEYWELL shall maintain design authority with respect to all LICENSED PRODUCTS.  Any LICENSEE IMPROVEMENTS must be reviewed and approved in writing by HONEYWELL prior to use by LICENSEE as permitted under this AGREEMENT in connection with LICENSED PRODUCTS.

13.2.                                 Direct Ship Authority.  Pursuant to the terms of this AGREEMENT, LICENSEE shall be permitted to have manufactured, sell, have sold, import and distribute the LICENSED PRODUCTS pursuant to HONEYWELL’S Direct Ship Authority.  In order to maintain and meet the requirements of HONEYWELL’S Direct Ship Authority, LICENSEE agrees to use the TECHNOLOGY in strict accordance with the terms and conditions set forth in this AGREEMENT, and not to use the TECHNOLOGY for any other purpose, including without limitation, to design or manufacture products, compare a product or design of a product, or obtain FAA PMA, Designated Engineering Representative approval, or other governmental approval to manufacture or repair a product.  At all times

***CONFIDENTIAL TREATMENT REQUESTED

during the TERM and subject to the terms hereof, LICENSEE will be entitled to ship LICENSED PRODUCTS under HONEYWELL’S Direct Ship Authority as HONEYWELL’S Tier 1 Supplier.

13.3.                                 Manufacturing Requirements.  (a)  LICENSEE will have manufactured on its behalf only by those manufacturers authorized by HONEYWELL pursuant to HONEYWELL’S Direct Ship Authority (“APPROVED MANUFACTURERS”) any LICENSED PRODUCTS in accordance with the then-current guidelines of HONEYWELL’S Direct Ship Authority and other pertinent laws, rules and regulations of any REGULATORY AUTHORITIES in all applicable jurisdictions.  In the event that LICENSEE fails to comply with the guidelines of HONEYWELL’S Direct Ship Authority set forth in this Article 13, HONEYWELL may, at its option, have manufactured, sell, have sold, import and distribute the LICENSED PRODUCTS through (a) one of the licensees to the PRE-EXISTING AGREEMENTS, or (b) a manufacturer of the LICENSED PRODUCTS to have manufactured and/or procure those LICENSED PRODUCTS in respect of which LICENSEE is failing to comply with HONEYWELL’S Direct Ship Authority, until HONEYWELL determines in its reasonable discretion that LICENSEE has cured such failure.  The exercise of such right by HONEYWELL shall not be deemed to be a breach of LICENSEE’S exclusive rights under this AGREEMENT or the SUPPLY AGREEMENT, provided that HONEYWELL does not grant to any third party during such period, a license or sublicense to the TECHNOLOGY to have manufactured, sell, have sold, import or distribute the LICENSED PRODUCTS.  In the event that LICENSEE fails to comply with the guidelines of HONEYWELL’S Direct Ship Authority, HONEYWELL shall, at LICENSEE’s request and expense, use reasonable efforts to assist LICENSEE in regaining compliance as soon as possible.

(b)                                 If LICENSEE desires to identify a new manufacturer for the LICENSED PRODUCTS, LICENSEE shall identify such manufacturer to HONEYWELL and request that such manufacturer become an APPROVED MANUFACTURER, and HONEYWELL shall analyze and consider the authorization of the proposed manufacturer as an APPROVED MANUFACTURER in respect of the LICENSED PRODUCTS, which authorization shall not be unreasonably withheld by HONEYWELL; provided that (a) LICENSEE will reimburse HONEYWELL for all out-of-pocket costs and expenses incurred by HONEYWELL in connection with its review and consideration of such authorization, and (b) the following shall be reasonable grounds for HONEYWELL to make its determination of whether or not to grant such authorizations:  (1) whether or not the proposed supplier has an AS9100 quality system or other equivalent quality system reasonably satisfactory to HONEYWELL, (2) the extent to which technical resubstantiation and/or requalification of the products supplied by such manufacturer is required in order to meet HONEYWELL design specifications, and (3) whether or not such manufacturer has obtained a score of at least 3 on the HONEYWELL supplier common assessment scorecard.

13.4.                                 Regulatory Requirements.  LICENSEE will maintain or cause to be maintained the LICENSED PRODUCTS’ distribution facility’s registration with all applicable REGULATORY AUTHORITIES, if any.  LICENSEE will (a) report to every applicable REGULATORY AUTHORITY within any relevant time periods all events that are required to be reported by LICENSEE (including any death or serious bodily injury caused by any LICENSED PRODUCTS), and (b) deliver, within the permitted time periods, all annual or other periodic reports required to be delivered by LICENSEE to every applicable REGULATORY AUTHORITY.

13.5.                                 Quality Assurance.  LICENSEE shall maintain ongoing quality assurance policies sufficient to satisfy its obligations under this AGREEMENT.

13.6.                                 Distribution Service Levels.  HONEYWELL represents and warrants to LICENSEE that in connection with its operation of the BUSINESS, HONEYWELL maintained and requires its current third party distributors to maintain the following service standards (set forth in subsections (a)-(d) below) with respect to distribution of THIRD PARTY LICENSED PRODUCTS (“SERVICE LEVELS”).  LICENSEE shall maintain the following SERVICE LEVELS in connection with LICENSEE’S distribution of the THIRD PARTY LICENSED PRODUCTS pursuant to HONEYWELL’S Direct Ship Authority: […***…]

***CONFIDENTIAL TREATMENT REQUESTED

[…***…]

13.7.                                 Notices.  LICENSEE shall notify HONEYWELL in a timely manner when it becomes aware of any issue relating to regulatory compliance of any LICENSED PRODUCTS or any malfunction of any LICENSED PRODUCTS or any regulatory inspections or other communications with REGULATORY AUTHORITIES related to any LICENSED PRODUCTS or that would in any way impact any LICENSED PRODUCTS or LICENSEE’S performance of its responsibilities hereunder.  LICENSEE will notify HONEYWELL immediately if it becomes aware of any issue relating to the safety of any LICENSED PRODUCTS or of any death or bodily injury caused by any LICENSED PRODUCTS (or suspected to be caused by any LICENSED PRODUCTS).

13.8.                                 Regulatory Audit.  LICENSEE will permit authorized representatives of any REGULATORY AUTHORITY to inspect LICENSEE’S or its manufacturers’ plant and production facilities relating to or used in connection with the manufacture of the LICENSED PRODUCTS and will promptly notify HONEYWELL when LICENSEE receives notice of any such inspection.  LICENSEE will advise HONEYWELL of the findings of any regulatory inspection and will promptly take the necessary steps to correct any compliance deficiencies found by the REGULATORY AUTHORITY relating to the production of the LICENSED PRODUCTS.  LICENSEE further agrees to use commercially reasonable efforts to provide to HONEYWELL such documentation or

***CONFIDENTIAL TREATMENT REQUESTED

conduct such analyses as HONEYWELL may reasonably request in connection with any regulatory submission or audit concerning the LICENSED PRODUCTS.

13.9.                                 Force Majeure.  LICENSEE is not liable for a breach of this Article 13 in the event and to the extent that such breach is caused by a FORCE MAJEURE, provided, that such FORCE MAJEURE shall not prevent or restrict HONEYWELL’S right to have manufactured or procure LICENSED PRODUCTS during the pendency of any such FORCE MAJEURE in accordance with Section 13.3.

13.10.                          Use of HONEYWELL Name.

(a)                               Subject to the restrictions set forth herein, during the TERM, HONEYWELL hereby grants to LICENSEE effective as of the EFFECTIVE DATE, a limited, personal, non-exclusive, non-assignable (except as provided in Section 14.5), royalty-free license to use the HONEYWELL name and word mark (the “MARK”) solely:

(i) to have the LICENSED PRODUCTS marked with the MARK and/or other HONEYWELL trademarks, and/or the letters “HON” and/or the applicable PART number by APPROVED MANUFACTURERS, if and only to the extent required by the drawings and specifications for such LICENSED PRODUCTS,

(ii) to identify LICENSEE as Honeywell’s authorized exclusive distributor of the applicable specific LICENSED PRODUCTS in LICENSEE’S sales literature, marketing materials, and other communications made to REGULATORY AUTHORITIES, customers or the public, and

(iii) generally, in communications made to the REGULATORY AUTHORITIES, to customers or to the public, to accurately identify the LICENSED PRODUCTS as products manufactured by HONEYWELL APPROVED MANUFACTURERS under HONEYWELL’S production approval, that LICENSEE is distributing such LICENSED PRODUCTS under HONEYWELL’S Direct Ship Authority, to otherwise accurately identify that LICENSEE is authorized to distribute the LICENSED PRODUCTS, and/or to otherwise make use of the MARK which qualifies as a statutory fair use described in Section 1115(b)(4) of the Lanham Act and which is not prohibited by law.

This license does not include the right to sublicense, except to the extent necessary to have LICENSED PRODUCTS bearing the MARK manufactured by APPROVED MANUFACTURERS as permitted herein.  Except as expressly provided in this Section 13.10 and in Section 5.14 of the APA, LICENSEE shall have no further rights to use the MARK.  All use of the MARK as permitted hereunder shall inure to the benefit of HONEYWELL.

(b)                               LICENSEE shall use reasonable and good faith commercial efforts to safeguard the established goodwill symbolized by the MARK and maintain the quality and performance standards with respect to the LICENSED PRODUCTS as set forth in this AGREEMENT.  LICENSEE shall not take any action or omit to take any action which may reasonably be expected to derogate, erode or tarnish the Mark, or otherwise diminish the value of the Mark.  If at any time, HONEYWELL determines that LICENSEE is using or displaying the MARK in a manner which is or may likely be detrimental to HONEYWELL’S interest or that degrades or tarnishes the value of the MARK or the goodwill associated therewith, HONEYWELL may issue reasonable instructions to LICENSEE concerning the manner in which, if any, LICENSEE may continue to use the MARK and LICENSEE will promptly comply with such instructions and discontinue such offending use.

(c)                                LICENSEE acknowledges that the MARK is the sole and exclusive property of HONEYWELL.  HONEYWELL is not conveying, and LICENSEE is not acquiring, any right, title or interest, express or implied, in the MARK or its use, individually or collectively, or to any associated trade names, corresponding trademarks or other source indicators of HONEYWELL.  LICENSEE shall not knowingly at any time, either during the life of or after expiration of this AGREEMENT, (i) contest the validity of the MARK or HONEYWELL’S rights therein, or (ii) assert or claim any other right to manufacture, sell or offer for sale products or services under the MARK, or any trademark confusingly similar thereto or knowingly assist any third party in such activities, or (iii) register, or attempt to register, in connection with any products or services anywhere in the world in any medium, any trademarks, trade names or domain names that include, are identical to or are confusingly similar to the MARK or any derivation therefrom.

(d)                               In the event that LICENSEE fails to comply with any of its obligations set forth in this Section 13.10, HONEYWELL shall provide LICENSEE with written notice of such failure and LICENSEE shall have a period of thirty (30) days from the date of such notice to cure such failure.  LICENSEE acknowledges that an uncured breach of LICENSEE’S obligations set forth in this Section 13.10 may cause HONEYWELL irreparable damage which cannot be remedied in monetary damages in an action at law and may also constitute infringement of the MARK.  In any such event, notwithstanding anything to the contrary contained in Section 14.8 of this AGREEMENT, HONEYWELL shall be entitled to an immediate injunction to cease or prevent such irreparable harm, without being required to show actual damage or post an injunction bond, in addition to any other legal or equitable remedies available under this AGREEMENT or at law.  In addition, in the event of a dispute between the parties regarding the MARK, the prevailing party shall be entitled to recover its costs, expenses and attorneys’ fees incurred in connection with enforcing the terms of this AGREEMENT as it relates to the MARK.  A “prevailing party” shall mean a party who receives all or substantially all of the relief sought by such party in an adjudication of its claims arising out of or related to this AGREEMENT before a court of law or other agreed upon tribunal.

ARTICLE 14.

MISCELLANEOUS

14.1.                                 Expenses.  Except as specifically set forth elsewhere herein, each of the PARTIES hereto shall pay its own expenses and costs incurred or to be incurred by it in negotiating, closing and carrying out this AGREEMENT.

14.2.                                 Labeling and Marking.  Except as specifically set forth in Section 13.10 of this AGREEMENT and in the APA, LICENSEE shall not at any time during or after the TERM of this AGREEMENT use any trademark or trade name of HONEYWELL, including but not limited to Honeywell®, on any advertising or sales literature, brochures, packaging, documentation or the like.

14.3.                                 Entire Agreement.  The AGREEMENT, the SUPPLY AGREEMENT and the APA, including all exhibits and schedules attached hereto and thereto, constitute the entire agreement between the PARTIES hereto with respect to the subject matter hereof and supersedes any and all prior communications, representations, agreements and understandings between the PARTIES hereto, whether oral or written.  In the event of any conflict among the provisions of this AGREEMENT, the SUPPLY AGREEMENT and the APA, the provisions of this AGREEMENT shall control.

14.4.                                 Notices. All notices or other communications given or made pursuant to this AGREEMENT by a PARTY hereto to the other PARTY shall be in writing and shall be deemed to have been duly given or made (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt (if received on a business day or, if not received on a business day, on the first business day following such date of receipt), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail return receipt requested, postage prepaid and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the applicable PARTY at the following addresses or telecopy numbers (or at such other address or telecopy number for a PARTY as shall be specified by like notice):

If to HONEYWELL:

Honeywell International Inc.
101 Columbia Road
P.O. Box 4000
Morristown, New Jersey 07962-2487
Attention: General Counsel and Senior Vice President
Telecopy No.: (973) 455-4217

If to LICENSEE:

BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida 33414
Attention: Thomas P. McCaffrey
Telecopy No. (561) 791-3966

with a copy to:

M & M Aerospace Hardware, Inc., a B/E Aerospace Company
10000 NW 15th Terrace
Miami, FL 33172
Attention: John Cuomo
Telecopy No. (305) 629-2779

14.5.                                 Assignment. Each PARTY may assign or otherwise transfer all of its rights or obligations under this AGREEMENT without the consent of the other PARTY in connection with a merger, reorganization or sale of all or substantially all of the assets or business to which this AGREEMENT relates.  Each PARTY will provide the other PARTY with written notice of any such assignment or transfer no later than ten (10) days after the effective date of such assignment or transfer.  HONEYWELL may assign this AGREEMENT, or any portion of its rights or obligations hereunder, to one or more AFFILIATES without the prior written consent of LICENSEE.  LICENSEE may delegate its rights and obligations to M & M Aerospace Hardware, Inc. but LICENSEE remains liable for the performance by M & M Aerospace Hardware, Inc.  LICENSEE may assign or delegate any portion of its rights and obligations hereunder to any other AFFILIATES with the prior written consent of HONEYWELL, such consent not be unreasonably withheld.  Any other assignment, transfer or delegation of this AGREEMENT or the rights or obligations of a PARTY hereunder will require the consent of the other PARTY.  In the event of any assignment permitted hereunder, the assignee shall agree in writing to be bound by the terms and conditions of this AGREEMENT and to assume all of the obligations of the assigning PARTY hereunder.  Any other assignment or transfer of this AGREEMENT shall be void.  All terms and conditions of this AGREEMENT shall be binding on and inure to the benefit of the legal representatives, successors and permitted assigns of the PARTIES.

14.6.                                 Amendment. The AGREEMENT may be amended only by written agreement duly executed by representatives of the PARTIES hereto.

14.7.                                 Applicable Law.  The AGREEMENT shall in all respects be interpreted, construed, and governed by and in accordance with the laws of the State of New York, disregarding any conflict of laws provisions which may require the application of the law of another jurisdiction.

14.8.                                 Dispute Resolution; Mediation; Jurisdiction.

(a)                                 In the event of any dispute, controversy or claim in any way arising out of or relating to this AGREEMENT (a “DISPUTE”), upon the written notice of either PARTY hereto, the PARTIES hereto shall attempt to negotiate a resolution of the DISPUTE.  If the PARTIES hereto are unable for any reason to resolve a DISPUTE within thirty (30) days after the receipt of such notice, the DISPUTE shall be submitted to mediation in accordance with Section 14.8(b) hereof.

(b)                                 Any DISPUTE not resolved pursuant to Section 14.8(a) hereof shall, at the request of either PARTY hereto (a “MEDIATION REQUEST”), be submitted to non-binding mediation in accordance with the then current CPR Mediation Procedure (the “PROCEDURE”), except as modified herein.  The mediation shall be held in New York, New York.  The PARTIES shall have twenty (20) days from receipt by a PARTY of a MEDIATION REQUEST to agree on a mediator.  If no mediator has been agreed upon by the PARTIES within twenty (20) days of receipt by a PARTY (or PARTIES) of a MEDIATION REQUEST, then any PARTY may request (on written notice to the other PARTIES), that the CPR appoint a mediator in accordance with the PROCEDURE.  All mediation pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the PARTIES during such mediation shall be admissible for any purpose in any subsequent proceedings.  No PARTY hereto shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other PARTIES in the mediation proceedings or about the existence, contents or results of the mediation without the prior written consent of such other PARTIES except in the course of a judicial or regulatory proceeding or as may be required by LAW (as defined in the APA) or requested by a REGULATORY AUTHORITY or securities exchange.  Before making any disclosure permitted by the preceding sentence, the PARTY intending to make such disclosure shall give the other PARTIES reasonable written notice of the intended disclosure and afford the other PARTIES a reasonable opportunity to protect its interests.  If the DISPUTE has not been resolved within sixty (60) days of the appointment of a mediator, or within ninety (90) days of receipt by a PARTY of a MEDIATION REQUEST (whichever occurs sooner), or within such longer period as the PARTIES may agree to in writing, then any PARTY may file an action on the DISPUTE in any court having jurisdiction in accordance with Section 14.8(c).

(c)                                  Each of the PARTIES hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and the courts of the United States of America located in New York County, New York for any litigation arising out of or relating to this AGREEMENT or the transactions contemplated hereby or any of the other transactions contemplated hereby (and agrees not to commence any litigation relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 14.4, shall be effective service of process for any litigation brought against it in any such court.  Each of the PARTIES hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this AGREEMENT or the transactions contemplated hereby or any of the other transactions contemplated hereby in the courts of the State of New York sitting in New York County or the courts of the United States of America located in New York County, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT.

14.9.                                 Export Compliance.  This AGREEMENT is subject to all applicable laws and regulations of the U.S. Government.  LICENSEE shall be responsible for obtaining, and for retaining documentation evidencing compliance with, any necessary import licenses, export licenses or other governmental authorizations required in connection with any disclosure by it under this AGREEMENT, including disclosures to foreign nationals located within a facility of a PARTY hereto, as the case may be.  Furnishing of information shall be subject to prior receipt of all necessary governmental approvals.

14.10.                          No Third Party Rights.  The AGREEMENT is not intended and shall not be construed to create any rights in any party other than HONEYWELL and LICENSEE and no other person shall assert any rights as a third party beneficiary hereunder.

14.11.                          Counterparts.  The AGREEMENT may be executed simultaneously in two or more counterparts (including by facsimile or electronic .pdf submission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.12.                          Exhibits.  EXHIBITS attached hereto are incorporated into this AGREEMENT and shall be deemed a part hereof as if set forth herein in full.  References herein to “this AGREEMENT” and the words “therein”, “hereof” and words of similar import refer to this AGREEMENT (including EXHIBITS) as an entirety.  In the event of any conflict between the provisions of this AGREEMENT and any such EXHIBIT, the provisions of this AGREEMENT shall control.

14.13.                          Waivers.  Any waiver of rights hereunder must be set forth in writing.  A waiver of any breach or failure to enforce any of the terms or conditions of this AGREEMENT shall not in any way affect, limit or waive any PARTY’S rights at any time to enforce strict compliance thereafter with every term or condition of this AGREEMENT.

14.14.                          Severability.  If any term or other provision of this AGREEMENT is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this AGREEMENT shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any PARTY.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the PARTIES shall negotiate in good faith to modify this AGREEMENT so as to affect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

14.15.                          Construction.  The headings of Articles and Sections in this AGREEMENT are provided for convenience only and will not affect its construction or interpretation.  The language used in this AGREEMENT is the language chosen by the PARTIES to express their mutual intent, and no rule of strict construction shall be applied against any PARTY.

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IN WITNESS WHEREOF, HONEYWELL and LICENSEE have duly executed and delivered this AGREEMENT as of the day and year first above written.

HONEYWELL INTERNATIONAL INC.

By:	/s/ ANNE T. MADDEN
Name: Anne T. Madden
Title:

LICENSEE

By:	/s/ THOMAS P. MCCAFFREY
Name: Thomas P. McCaffrey
Title:

Signature Page to Intellectual Property License Agreement

EXHIBIT A

TECHNOLOGY

(I)                                             Technology to be provided to LICENSEE for the PARTS listed on Exhibits B, C, D, E and F

•                      PART prints which include product dimensions, definitions, tolerances, applicable processing, materials, specifications and approved vendors.

•                      Specifications

•                      Supplementary Purchase Order Conditions (SPOC) Manual

•                      Listing of APPROVED MANUFACTURERS for each PART

•                      Direct Ship Authority Letter

•                      HONEYWELL data that the REGULATORY AUTHORITIES advise LICENSEE are necessary for exercising ODAR/ODA privileges at the LICENSEE facilities.

(II)                                        Access to the data contained in or generated by the following applications of Honeywell Systems related to the Licensed Products to be provided to LICENSEE:

•                      Honeywell Product Data Management (PDM) System, the repository of the data required to manufacture a PART.

•                      Approved Processing Supplier List (APSL) for each process specification via the Supplier Portal web-based system that LICENSEE is already using

•                      FAIR Tracker to assure a first article Is on file every three (3) years.

•                      eCats in case a Request for Material Review Action (RMRA) deviation is requested to ship Parts.

•                      FAA Production Approval System (FPAS), FAA’s approved parts list to generate the 8130-3 tags.

•                      Honeywell Consumable Solutions’ Procedures/Work Instructions Repository for each Part.

•                      MACPAC (HON Engines MRP ordering System).

•                      View Rights only to FPAD (Federal Production Approval Database), which is a Honeywell database that transfers 8130-3 data from FPAS via SAP

•                      HON Electronic Store Front (HON Sky Harbor ordering system), and any successor system thereto

•                      User IDS, passwords or other authorizations provided to LICENSEE to access the foregoing applications.

(III)                                   LICENSEE to receive:

•                      Any Honeywell Aerospace Quality Alerts.

•                      Any HONEYWELL “Stop Orders” to purge inventory.

EXHIBIT B

EXISTING EXCLUSIVE LICENSED PRODUCTS

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***CONFIDENTIAL TREATMENT REQUESTED ON 783 PAGES

EXHIBIT C

EXISTING NON-EXCLUSIVE LICENSED PRODUCTS

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***CONFIDENTIAL TREATMENT REQUESTED ON 135 PAGES

EXHIBIT D

HONEYWELL LICENSED PRODUCTS

Exhibit D consists of the combination of Exhibit C (Existing Non-Exclusive Licensed Products) and Attachment 1B of the Supply Agreement (which attachment is incorporated by reference herein).

EXHIBIT E

THIRD PARTY LICENSED PRODUCTS

[To be provided by LICENSEE after Closing]

EXHIBIT F

NEW LICENSED PRODUCTS

[To be provided by HONEYWELL after Closing]

EXHIBIT G

PRE-EXISTING AGREEMENTS

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*** CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT H

QUALIFYING ENTITIES

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*** CONFIDENTIAL TREATMENT REQUESTED